EMPLOYMENT AGREEMENT

AGREEMENT, dated as of the 26th day of June, 2007, by and between Pinpoint Recovery Solutions Corp., a Delaware corporation with principal executive offices at 1120 Pinellas Bayway South, Suite 208, Tierra Verde, Florida 33715 (the "Company"), and Kevin Cappock, residing at 2187 Ocean View Drive, Tierra Verde, Florida 33715 ("Employee").

WHEREAS the Company is engaged in the business of obtaining state and federal unemployment tax recoveries and related tax refunds for corporate clients (the "Business"); and

WHEREAS Employee shall serve as President and Chief Executive Officer of the Company, and Employee and the Company are desirous of formalizing their understanding for Employee's employment, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.    Employment.

The Company agrees to employ Employee, and Employee agrees to be employed by the Company, upon the terms and subject to the conditions of this Agreement.

2.    Term.

The term of this Agreement shall be for a period of five (5) years commencing on the date hereof (the "Commencement Date") and ending on June 25, 2012, unless sooner terminated as hereinafter provided (the "Term").

3.    Duties; Best Efforts; Indemnification.

(a) Employee shall serve as President and Chief Executive Officer of the Company, and shall report directly to such person or persons as may be designated by the Board of Directors of the Company (the "Board"). Employee shall generally oversee, supervise and manage the day-to-day business, affairs, operations, strategy and assets of the Company and perform other normal duties, responsibilities, functions and authority associated with the position of president and chief executive officer of a corporation comparable to the Company, subject in each case to the power and authority of the Board. During the Term, Employee shall also have such other powers and duties as may be from time to time prescribed by the Board or its designees which are consistent with Employee's position and duties hereunder.

(b) Employee shall perform his duties, responsibilities and functions to the Company to the best of his abilities and in a manner consistent with the offices of president and chief executive officer and shall comply with the lawful policies and procedures of the Company. In performing his duties and exercising his authority under this Agreement, Employee shall support and implement the lawful business and strategic plans approved from time to time by the Board and shall support and cooperate with the Company's efforts to expand its businesses and operate profitably and in conformity with law and the business and strategic plans approved by the Board. Employee shall devote all of his business time, attention and energies, on a full time and exclusive basis, to the business and affairs of the Company and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage, without Board consent; provided, however, that, it shall not be a violation of this Agreement for Employee to (i) serve on corporate, civic or charitable boards or committees or (ii) manage passive personal investments, in either case so long as any such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or adversely affect or negatively reflect upon the Company.

4.    Compensation and Benefits.

(a) The Company shall pay to Employee a base salary (the "Base Salary") at a rate of $160,000 per annum, payable in accordance with the Company's payroll practices for its executive employees. The Board will review the Base Salary for possible increase not less than annually during the Term.

(b) In addition to Base Salary, Employee may, at the discretion of the Board, be granted stock options or share appreciation rights under plans adopted by the Board for the benefit of the executives and key management personnel of the Company.

(c) Employee may, at the discretion of the Board, be granted bonus compensation, payable in accordance with the Company's payroll practices for its executives and key management personnel.

(d) Employee shall be entitled to participate in or receive benefits under any pension plan, health and accident plan or any other employee benefit plan or arrangement made available now or in the future by the Company to other executives and key management personnel of the Company, as determined by the Board.

(e) The Company shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies in effect from time to time, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Employee, shall promptly reimburse him for such payment, provided that Employee provides proper documentation thereof in accordance with the Company's policy. In addition, the Company shall provide Employee, at the Company's expense, with the use of a leased recent model automobile of Employee's choosing and the Company shall reimburse Employee for up to $ per month for lease payments incurred in connection with leasing such automobile.

(f) Employee shall be entitled to paid vacation days in each calendar year determined by the Company from time to time, but not less than four (4) weeks in any calendar year, subject to the Company's vacation policies for its executives and key management personnel. Vacation shall be prorated in any calendar year of the Term during which Employee is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. Employee shall also be entitled to all paid holidays given by the Company to its executives and key management personnel.

(g) The Company may, at its discretion, subscribe for and maintain, on behalf of the Company, life insurance, key-man insurance (which shall be for an amount no less than $750,000) and long-term disability insurance with respect to Employee, in such amount and upon such terms or conditions as the Company may deem reasonable. Employee shall cooperate with the Company in connection with the obtaining of any such policies, including, without limitation, the submission to physical examination and blood testing by a physician or other medical professional selected by the Company.

5.    Termination.

Employee's employment hereunder shall be terminated upon Employee's death or Disability or Employee's voluntarily leaving the employ of the Company, and may be terminated by the Company as follows:

(a) For Cause. The Company shall have the right to terminate Employee's employment for "Cause." A termination for "Cause" is a termination evidenced by a resolution adopted by the Board finding that Employee has:
(i) engaged in negligence or misconduct in connection with or arising out of the performance of his duties hereunder that had a detrimental effect on the Company;

(ii) been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties under this Agreement, or while under the influence of drugs or alcohol, engaged in inappropriate conduct;

(iii) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state regulatory body) or, in the reasonable opinion of the Board, other egregious conduct violative of laws governing the workplace; or

(iv) committed any act of fraud, larceny, misappropriation of funds or embezzlement or been charged with a felony or a crime of moral depravity; or

(v) materially breached any of the provisions of this Agreement (in a manner not covered by any of subparagraphs (i) through (iv) if this Section 5(a)) if such breach is not cured within twenty (20) days after written notice thereof has been given to the Employee by the Company.

(b) For Disability. The Company shall have the right to terminate Employee's employment as a result of Employee's "Disability." For purposes of this Agreement, a termination for "Disability" shall be deemed to occur if Employee has been unable to substantially perform his duties hereunder for 90 consecutive days or for 90 days in any 180 day period by reason of any physical or mental illness or injury.

(c) Employee agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician selected by the Company for the purpose of determining disability pursuant to Section 5(b).

6.    Effect of Termination.

(a) Death or Disability. In the ' event of the termination of Employee's employment as a result of his death or Disability, the Company shall:

(i) pay to Employee or his estate, as the case may be, the Base Salary plus accrued and unpaid bonus, if any, in accordance with Section 4(c) through the date of his death or Disability (pro rated for any partial month); and

(ii) reimburse Employee, or his estate, as the case may be, for any expenses pursuant to Section 4(e).

(b) For Cause by the Company, by Employee voluntarily or upon expiration of the Term. In the event that Employee's employment is terminated by the Company for Cause or by Employee voluntarily or upon expiration of the Term, the Company shall

(i) pay to Employee the Base Salary plus accrued and unpaid bonus, if any, in accordance with Section 4(c) through the date of such termination (pro rated for any partial month); and

(ii) reimburse Employee for any expenses pursuant to Section 4(e);

and Employee shall have no further entitlement to any other compensation or benefits from the Company, except as set forth herein.

(c) Other than as a result of Employee's death, Disability or voluntary resignation or by the Company for Cause. In the event that Employee's employment is terminated other than by reason of his death or Disability, or by Employee voluntarily, upon expiration of the Term, or for Cause, then, subject to receipt of a release (the "Release") of the Company and its directors, officers and employees and their respective successors and assigns of claims of Employee against them arising out of or by reason of his termination of employment hereunder, the Company shall:

(i)  pay to Employee the Base Salary plus accrued and unpaid bonus, if any, in accordance with Section 4(c) through the date of such termination (pro rated for any partial month);

and (ii) reimburse Employee for any expenses pursuant to Section 4(e);

(iii) pay Employee the Base Salary plus benefits in accordance with Section 4(d), for a period commencing on the thirtieth day after receipt by the Company of the Release and ending on the earlier to occur of (A) the last day of the Term (as if such termination had not occurred) or (B) the date that shall be seven (7) months after the date of receipt of the Release, provided, that all such payments shall be payable in accordance with the Company's normal payroll practices for its executives and key management personnel.

(d) This Section 6 sets forth the only obligations of the Company with respect to the termination of Employee's employment with the Company, and Employee acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Agreement. Except as set forth in section 6(c)(iii) above, any and all payments to Employee or his estate, as the case may be, of the Base Salary plus accrued and unpaid bonus, if any, and accrued and unpaid expenses, if any, shall be paid within fifteen (15) days of the termination of Employee's employment.

7.    Covenant Regarding Innovations and Copyrights.

(a) Employee hereby acknowledges that all Innovations (as defined below) created by Employee (either working alone or as part of a group) that are used, useful or useable in connection with the Business or future business of the Company which (i) were or will be made using equipment, supplies, facilities or trade secret information of the Company, or (ii) were or will be developed at least in part on the Company's time, or (iii) relate at the time of conception or reduction to practice thereof either to the Business or the future business of the Company or to the Company's actual or demonstrably anticipated research or development, or (iv) result from any work that Employee performs or performed for the Company, were created at the request of the Company pursuant to this Agreement or other arrangement (written or unwritten) between the Company and Employee. The term "Innovations" shall include all of the results and proceeds of Employee's services under this Agreement, whether patentable, copyrightable, subject to trademark registration, or not, written, created, developed or produced by Employee (either working alone or as part of a group).

(b) Employee hereby acknowledges that the Innovations were specifically ordered or commissioned by the Company. Employee hereby irrevocably assigns to the Company all right, title and interest in and to all Innovations and other intellectual property derived therefrom, such assignment to be effective when first capable of being so assigned, transferred or vested. To the extent that any Innovation is or shall be a copyrightable work, Employee agrees that such Innovation constitutes and shall constitute a work-made-for-hire as defined in the United States Copyright Act of 1976; that the Company is and shall be the author of said work-made-for hire and the owner of all rights in and to such Innovation throughout the world, in perpetuity and in all languages, for all now known or hereafter existing uses, media and forms, including, without limitation, the copyrights therein and thereto throughout the world for the initial term and any and all extensions and renewals thereof; and that the Company or its designees shall have the right to make such changes therein and such uses thereof as it may deem necessary or desirable. To the extent that such copyrightable Innovation is not recognized as a work-made-for-hire, Employee hereby irrevocably assigns, transfers and conveys to the Company or its designees, without reservation, all of his right, title and interest throughout the world in perpetuity in such Innovation, including, without limitation, all rights of copyright and copyright renewal in such Innovation or any part thereof, and all rights to exclusively or non-exclusively license or sublicense the foregoing.

(c) By execution hereof, Employee hereby irrevocably constitutes and appoints the Company or its designee with full power of substitution, to be Employee's true and lawful attorney to execute, acknowledge, swear and file all instruments and documents, and to take any action which shall be deemed necessary, appropriate or desirable to effectuate the terms of this Section 7. The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable and survive the occurrence of Employee's death, disability or bankruptcy.

8.    Protection of Confidential Information.

Employee acknowledges and agrees that he will not divulge to anyone (other than the Company and its affiliates or any persons employed or designated by the Company or in connection with the Employee's duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, its clients or any of its affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any knowledge or information of a confidential nature without prior written consent of the Company. The provisions of this Section 8 shall apply both during the time that Employee is employed by the Company and thereafter.

9.    Restriction of Competition; Interference; and Non-Solicitation.

(a) As a significant inducement to the Company to enter into and perform its obligations under this Agreement, during the Term and until the first anniversary of the termination or expiration of the Term or any extension hereof, Employee will not, for any reason, either directly or indirectly, alone or in association with others:

(i) solicit, or permit any person or entity directly or indirectly to solicit, any individual who at the time of the solicitation is, or who within the one (1) year period prior to such solicitation was, an employee of the Company to leave the employ of the Company or terminate his or her employment relationship with the Company, or hire or attempt to hire or induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company;

(ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, vendors or accounts, or prospective clients, customers, vendors or accounts of the Company;

(iii) engage, or assist others in organizing or engaging, any place in the United States in any business which offers, promotes, develops, or engages in services that are competitive with the Business, or products or services which are marketed or under active development by the Company during the Term (a "Competing Business"), whether such engagement shall be as a director, officer, employee, consultant, advisor, agent, lender, guarantor, surety, investor, promoter, stockholder, shareholder, partner, member or other owner, affiliate or other participant in any Competing Business, or allow Employee's name to be used in connection with a Competing Business, provided that Employee shall not be deemed to engage in a Competing Business solely by reason of passive ownership of less than 5% of the outstanding stock of any publicly traded entity;

(iv) assist others in organizing or engaging in any Competing Business in any capacity or manner described in clause (iii) above;

(v) induce any client, customer, vendor, agent or other person or entity with whom or which the Company has a business relationship, contractual or otherwise, to terminate or alter such business relationship; or

(vi) take any action reasonably likely to cause injury to the relationship between the Company or any of its respective employees and any client, lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its affiliates as such relationship relates to the Company's conduct of business.

(b) In addition, neither during the Term nor at any time thereafter shall Employee disparage the Company, any director, officer, employee or shareholder of the Company, or any affiliate of any such director, officer, employee or shareholder of the Company by making (or causing -others to make) any oral or written statements or representations that could reasonably be construed to be a false and misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning any of the aforementioned persons.

10.    Specific Remedies.

(a) It is understood by Employee and the Company that the covenants contained in this Section 10 and in Sections 7, 8 and 9 hereof are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and all interests of the Company. Employee agrees that the covenants of Sections 7, 8 and 9 are reasonable and valid. If Employee commits a breach of any of the provisions of Sections 7, 8 or 9 hereof, such breach shall be deemed to be grounds for termination for Cause. In addition, notwithstanding the provisions of Sections 8 and 9, Employee acknowledges that the Company will have no adequate remedy at law if he violates any of the terms hereof. Employee therefore understands and agrees that the Company shall have without prejudice as to any other remedies:

(i) the right upon application to any court of proper jurisdiction to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief and

(ii) the right to apply to any court of proper jurisdiction, to require Employee to account for and pay over all compensation, profits, monies, accruals, increments and other benefits (collectively the "Benefits") derived or received by Employee as a result of any transaction constituting a breach of any of the provisions of Sections 8 or 9, and, if a court so orders, Employee hereby agrees to account for and pay over such Benefits to the Company.

11.    Independence; Severability and Non-Exclusivity.

Each of the rights enumerated in Sections 7, 8 or 9 hereof and the remedies enumerated in Section 10 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any covenant set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered therebv the parties agree that the court making such determination shall have the, power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company's right to the relief provided in Section 10 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

12.    Conflicting Agreements.

Employee hereby represents that he is not bound by the terms of any agreement with any previous employer, or with any other party, that would impair his right or ability to enter the employ of the Company or perform fully his obligations pursuant to this Agreement. Employee further represents and warrants that his performance of all the terms of this Agreement and as an executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

13.    Successors; Binding Agreement.

This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. The Company shall be permitted to freely assign its rights, interests and obligations to any parent, subsidiary or affiliate, or to any other third party, which acquires all or substantially all of the stock or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives.

14.    Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by

Notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

To the Company:

Pinpoint Recovery Solutions Corp.
30 East 81st Street, Suite 11E
New York, NY 10028
Attention: Andrew Scott
Facsimile No.: (212) 895-3783

with copies to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Attention: Howard S. Jacobs, Esq.
Facsimile No. (212) 894-5505

To Employee:

Kevin Cappock
2187 Ocean View Drive
Tierra Verde, Florida 33715 Facsimile:

with copies to:

Johnson, Pope, Bokor, Ruppel & Burns LLP
911 Chestnut Street
Clearwater, FL 33756
Attention: Charlie Neal, Esq.
Fax: (727) 420-0365

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to be given on the date of mailing, personal delivery or telecopy or conclusively other similar means (provided the appropriate answer back is received) thereof and shall be presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

15.    Headings.

The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

16.    Acts and Documents.

The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings necessary or desirable to give full force and effect to this Agreement.

17.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

18.    Modifications and Waivers.

No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

19.    Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

20.    Law Governing.

Except as otherwise explicitly noted, this Agreement shall, be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

Kevin Cappock

PINPOINT RECOVERY SOLUTIONS CORP.

By:

Name:
Title: